EXHIBIT 21.1

Exhibit 21.1 to Faro Technologies Inc. Form 10-K for the fiscal year ended December 31, 1999.

FARO TECHNOLOGIES, INC. LIST OF SUBSIDIARIES
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Faro Worldwide Inc.
125 Technology Park Drive
Lake Mary, Florida 32746
USA

Faro Europe GmbH and Co. KG
Ingersheimerstr. 12
D-70499 Stuttgart-Weilimdorf
Germany

Antares LDA
Rua das Leirinhas N. 48 Aradas
3810 Aveiro
Portugal